UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                August 2, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)


                           SECTOR COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

         NEVADA                      0-22382                 56-1051491
      ---------------              -----------            --------------
      (State or other              (Commission             (IRS Employer
      jurisdiction of              File Number)          Identification No.)
      incorporation)

        1801 CENTURY PARK EAST, 23RD FLOOR, LOS ANGELES, CALIFORNIA 90067
                    (Address of principal executive offices)

                                 (310) 772-0715
                         (Registrant's telephone number)









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Sector Communications, Inc. hereby amends the following items, exhibits or other portions of its Current Repoort on Form 8-K, originally filed with the Securities and Exchange Commission on September 7, 2001, as set forth on the pages attached hereto:


ITEM 2.   ACQUISITION OF ASSETS

A. General. On August 2, 2001, the Company finalized with Herbert Becker to acquire from him, BEE Multimedia, 9077-8028 Quebec Inc., and any and all other corporations and other entities controlled in whole or in part by Mr. Becker an agreement to acquire all right, title and interest, of whatsoever kind and nature, in and to all assets, properties, and business, arising from, in connection with and related to the so-called EnterVision product line and so-called compression technology developed, created and/or owned by Mr. Becker, wherever located, including without limitation any and all computer software, servers and other computer hardware, trademarks, copyrights, web sites, URLs, goodwill, accounts receivable, that certain software code which is the subject of United States copyright registration number TXU964525 and of Canadian copyright registration 485229, the trade name "EnterVision" which is the subject of United States trade mark registration serial number 78001539, now being published for opposition, the so-called EnterVision Professional Broadcasting System, EnterVision Professional Broadcasting System Mini, ET Video Conferencing System, EnterVision Professional Broadcasting System Starter, EnterVision Home Broadcaster, EnterVision Radio Broadcaster, and The Television ("Assets"). Formerly, Mr. Becker had no affiliation with the Company.

     Consideration. The Company paid or is obligated to pay the following consideration in connection with this transaction:

         1. one hundred fifty thousand US dollars (US $150,000); this sum has been paid from monies taken pursuant to a convertible financing agreement with Brighton Opportunity Fund, L.P.;

         2.       fifty thousand US dollars (US $50,000); this sum has been paid
                  from  monies  taken   pursuant  to  a  convertible   financing
                  agreement with Brighton Opportunity Fund, L.P.;

         3. a sum equal to 1.5% of 100% of the net profits derived from exploitation of the Assets by the Company during the first twelve month period from the date hereof, a sum equal to 1% of 100% of the Company's net profits from exploitation of the Assets by it during the twelve month period commencing on June 20, 2002, and a sum equal to 0.5% of 100% of the Company's net profits from exploitation of the Assets by it during the twelve month period commencing on June 20, 2003, payable to Mr. Becker;

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         4.       an agreement to deliver ten million (10,000,000) shares of the
                  Company's   restricted   common   stock   with  five   million
                  (5,000,000) of said shares to Mr. Becker and five million (5,000,000) shares to Mr. Becker or his designees;

         5. an employment agreement which provides for Mr. Becker to be paid an an annual salary of one hundred twenty thousand US dollars (US $120,000) as Technology Chief Executive Officer of EnterVision, Inc., a Nevada corporation formed by the Company for this transaction and subsequent business development;

         6. an agreement which provides for Mr. Becker to serve on the Company's Board of Directors and to serve on the Board of Directors of EnterVision, Inc.

         7. a finder's fee of twenty thousand US dollars (US $20,000) and two hundred fifty thousand (250,000) shares of the Company's restricted common stock to Alan Rosenblum;

         8. an agreement to pay Mr. Becker's legal and accounting costs in connection with the Company's acquisition of the Assets, limited to seventy thousand Canadian dollars (C$70,000).

B. The Assets acquired by the Company were formerly used by Mr. Becker for exploitation of a business using the global communications network (Internet). The Company once it is satisfied that the Assets are as represented intends to devote the Assets to similar use and to further develop and exploit those products formerly in development by Mr. Becker and his affiliated entities.

A copy of the Letter of Agreement between Herbert Lawrence Becker and Sector Communications, Inc. is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The description of the exhibit contained in this report is modified by such reference.




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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial statements of business acquired.
          -----------------------------------------

          The Registrant has determined that financial statements are not required in this filing.

     (b)  Pro forma financial information.
          -------------------------------

          The Registrant has determined that pro forma financial information is not required in this filing.

     (c)  Exhibits.
          -------

 Exhibit
 Number                       Description
 -------                      -----------
 99.1 Letter Agreement of June 20, 2001 between Herbert Lawrence Becker and Sector Communications, Inc. relating to sale of assets










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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report as amended to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Sector Communications, Inc.


                                    By   /s/ Mohamed Hadid
                                         ----------------------
                                         Chairman and President

Amendment No. 1
Date: October 9, 2001











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                                  EXHBIT INDEX



 Exhibit
 Number                       Description
 -------                      -----------
 99.1 Letter Agreement of June 20, 2001 between Herbert Lawrence Becker and Sector Communications, Inc. relating to sale of assets



















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